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                      ShopKo Stores, Inc. and Subsidiaries
               Exhibit 11 - Computation of Earnings Per Common and
                             Common Equivalent Share
                      (In Thousands, Except Per Share Data)


                                             First Quarters as of                         Fiscal Years Ended
                                      ---------------------------------------------------------------------------------------
                                           May 1,            May 2,         January 30,      January 31,       February 1,
                                            1999              1998             1999              1998              1997
                                         (13 Weeks)        (13 Weeks)       (52 Weeks)        (52 Weeks)        (52 Weeks)
                                      ---------------------------------------------------------------------------------------
BASIC:
Earnings before
  extraordinary item                  $        4,313    $        2,151   $        55,636   $       49,382   $        45,669
Extraordinary item                            (3,776)
                                      --------------    --------------   ---------------   --------------   ---------------
Net earnings                          $          537    $        2,151   $        55,636   $       49,382   $        45,669
                                      ==============    ==============   ===============   ==============   ===============
Weighted average number of
  outstanding common shares                   26,140            25,869            26,035           28,398            32,090
                                      ==============    ==============   ===============   ==============   ===============

Earnings per common
  share before extraordinary
  item - basic (1)                    $         0.16    $         0.08   $          2.14   $         1.74   $          1.42
Extraordinary item - basic (1)                 (0.14)
                                      --------------    --------------   ---------------   --------------   ---------------
Net earnings per common
  share - basic (1)                   $         0.02    $         0.08   $          2.14   $         1.74   $          1.42
                                      ==============    ==============   ===============   ==============   ===============

DILUTED:
Earnings before
  extraordinary item                  $        4,313    $        2,151   $        55,636   $       49,382   $        45,669
Extraordinary item                            (3,776)
                                      --------------    --------------   ---------------   --------------   ---------------
Net earnings                          $          537    $        2,151   $        55,636   $       49,382   $        45,669
                                      ==============    ==============   ===============   ==============   ===============
Weighted average number of
  outstanding common shares                   26,140            25,869            26,035           28,398            32,090
Number of common shares
  issuable assuming exercise
  of stock options                               451               477               482              377               473
                                      --------------    --------------   ---------------   --------------   ---------------
Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                      26,591            26,346            26,517           28,775            32,563
                                      ==============    ==============   ===============   ==============   ===============
Earnings per common
  share before extraordinary
  item - diluted (1)                  $         0.16    $         0.08   $          2.10   $         1.72   $          1.40
Extraordinary item - diluted (1)               (0.14)
                                      --------------    --------------   ---------------   --------------   ---------------
Net earnings per common
  share - diluted (1)                 $         0.02    $         0.08   $          2.10   $         1.72   $          1.40
                                      ==============    ==============   ===============   ==============   ===============



(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.

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